Exhibit 99.5
AESTHETICS BUSINESS
A BUSINESS OF LASERSCOPE
COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES TRANSFERRED
AND STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
As at December 30, 2006 and December 31, 2005 and for the periods ended
December 30, 2006 and July 19, 2006, and for the years ended December 31, 2005 and 2004

INDEX

Page
Reports of Independent Registered Public Accounting Firm	1-2
Combined Statements of Assets Sold and Liabilities Transferred	3
Combined Statements of Revenues and Direct Operating Expenses	4
Notes to Combined Financial Statements	5-16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Iridex Corporation:
We have audited the accompanying Combined Statements of Assets Sold and Liabilities Transferred and Combined Statements of Revenues and Direct Operating Expenses of the Aesthetics Business (the “Business”) of Laserscope (a wholly-owned subsidiary of American Medical Systems Holdings, Inc.), as of December 30, 2006 and for the period July 20, 2006 to December 30, 2006 (Successor). These financial statements are the responsibility of the management of Laserscope and American Medical Systems Holdings, Inc. Our responsibility is to express an opinion on these financial statements based on our audit
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Iridex Corporation, as described in Note 1, and are not intended to be a complete representation of the Business’ financial position or results of operations.
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold and liabilities transferred of the Business at December 30, 2006 and the revenues and direct operating expenses of the Business described in Note 1 for the period July 20, 2006 to December 30, 2006 (Successor), in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements, the Business changed the manner in which it accounts for share-based compensation in 2006.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 20, 2007

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of Iridex Corporation:
We have audited the accompanying Combined Statements of Assets Sold and Liabilities Transferred and Combined Statements of Revenues and Direct Operating Expenses of the Aesthetics Business (the “Business”) of Laserscope, as of December 31, 2005 and for the period January 1, 2006 to July 19, 2006 and for the years ended December 31, 2005 and 2004 (Predecessor). These financial statements are the responsibility of the management of Laserscope and American Medical Systems Holdings, Inc.. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
The accompanying combined financial statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Iridex Corporation, as described in Note 1, and are not intended to be a complete representation of the Business’ financial position or results of operations.
In our opinion, the financial statements referred to above present fairly, in all material respects, the assets sold and liabilities transferred of the Business at December 31, 2005 and the revenues and direct operating expenses of the Business described in Note 1 for the period January 1, 2006 to July 19, 2006 and for the years ended December 31, 2005 and 2004 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 2 to the financial statements, the Business changed the manner in which it accounts for share-based compensation in 2006.
/s/ PricewaterhouseCoopers LLP
San Jose, California
September 20, 2007

AESTHETICS BUSINESS
A BUSINESS OF LASERSCOPE
COMBINED STATEMENTS OF ASSETS SOLD AND LIABILITIES TRANSFERRED
(In thousands)

	Successor	Predecessor
	December 30,	December 31,
	2006	2005
ASSETS SOLD:

Trade accounts receivable, net of allowance for doubtful accounts of $1,750 and $356, respectively	$6,925	$8,895
Inventories, net	9,056	10,744
Other current assets	221	198
Machinery and equipment, net	683	502
Goodwill	4,538	655
Intangible assets, net	16,447	331

Total assets sold	$37,870	$21,325

LIABILITIES TRANSFERRED:

Accrued compensation	$1,641	$910
Warranty	1,745	2,126
Other accrued liabilities	763	701
Customer contract liabilities	3,338	3,652
Commitments and contingencies (Note 8)

Total liabilities transferred	$7,487	$7,389

Total assets sold, net of liabilities transferred	$30,383	$13,936

The accompanying notes are an integral part of these combined financial statements

AESTHETICS BUSINESS
A BUSINESS OF LASERSCOPE
COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(In thousands)

	Successor	Predecessor
	July 20, 2006	January 1,	Predecessor	Predecessor
	to	2006 to	Year Ended	Year Ended
	December 30,	July 19,	December 31,	December 31,
	2006	2006	2005	2004

Revenues, net:
Product revenue	$10,803	$14,500	$34,130	$36,726
Service revenue	3,013	4,000	6,049	6,116

Total revenues	$13,816	$18,500	$40,179	$42,842

Direct operating expenses (Note 1)
Cost of products	8,177	6,814	13,585	17,055
Cost of services	1,931	1,912	4,042	4,659
Research and development	265	673	1,267	2,121
Selling, general and administrative	8,012	8,851	12,354	15,895
Litigation settlement (Note 12)	2,177	—	—	—

Total direct operating expenses	20,562	18,250	31,248	39,730

(Shortfall) excess of revenues over direct operating expenses	$(6,746)	$250	$8,931	$3,112

The accompanying notes are an integral part of these combined financial statements

AESTHETICS BUSINESS
A BUSINESS OF LASERSCOPE
NOTES TO COMBINED FINANCIAL STATEMENTS
(Dollar amounts in thousands)
1. Overview and Basis of Presentation
Overview
     The Aesthetic Business (“we,” “us,” “our”, “Aesthetics”, “our Business”, or “the Business”) operated as a business of Laserscope. We develop, manufacture, market and support lasers and other light-based treatment devices used or useful in cosmetic, therapeutic, aesthetic and prophylactic aesthetic applications and dermatology applications. We market our products and services worldwide.
     Laserscope was acquired by American Medical Systems, Inc. (“AMS”,) on July 20, 2006. This transaction resulted in the “push-down” of the effect of the acquisition of Laserscope by AMS and created a new basis of accounting. As a result, the Combined Statements of Assets Sold and Liabilities Transferred and the Combined Statements of Revenues and Direct Operating Expenses for the period up to July 20, 2006 were presented as “Predecessor”, and the subsequent period financial statements for the period July 20, 2006 to December 30, 2006 are presented as “Successor”. On November 30, 2006, AMS entered into a definitive agreement for the sale of certain of the assets and the transfer of certain liabilities of the Laserscope Aesthetic Business to Iridex Corporation (“Iridex”). The transaction with Iridex closed on January 16, 2007 (see Note 15 “Subsequent Events”).
Basis of presentation
     The accompanying Combined Statements of Assets Sold and Liabilities Transferred of the Business of the Predecessor as of December 31, 2005, and Combined Statements of Revenues and Direct Operating Expenses for the period January 1, 2006 to July 19, 2006 and for the years ended December 31, 2005 and 2004, and the Combined Statement of Assets Sold and Liabilities Transferred of the Business of the Successor as of December 30, 2006, and Combined Statement of Revenues and Direct Operating Expenses for the period July 20, 2006 to December 30, 2006, have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Current Report on Form 8-K of Iridex Corporation. The Combined Statements of Assets Sold and Liabilities Transferred include only specific assets and liabilities included in the transaction defined in the Purchase and Sale Agreement between AMS and Iridex. Financial statements were not previously prepared in accordance with Generally Accepted Accounting Principles for our Business as it has no separate legal status or existence. Furthermore, there is no general ledger for the Business on a stand-alone basis and complete balance sheets, income statements and balance sheet and income statement detail have not been prepared for the Business. Cash management functions were part of the Laserscope and AMS shared services organizations and were not performed at the Business level. The information regarding cash management transactions was not allocated to the Business and is not otherwise readily available. As a result, neither Laserscope nor AMS are able to provide complete financial information for the Aesthetics Business. Based on the foregoing, complete balance sheet and income statement information, and consequently cash flow information, for the Business cannot be compiled, and therefore full audited financial statements are not provided.
     The accompanying Combined Statements of Revenues and Direct Operating Expenses include historic revenues and direct operating expenses, of the Aesthetics Business. Expenses include direct costs of products sold and services rendered, research and development costs, sales, marketing and general administrative expenses directly attributable to or allocated to the Aesthetics Business. Certain other expenses and income such as allocations of general administrative support costs including accounting, treasury, tax and legal support, interest income and interest expense and income taxes have been excluded from the accompanying combined statements of revenues and operating expenses as it is not practical to isolate or allocate such expenses and income to the Business. The accompanying Combined Statements of Assets Sold and Liabilities Transferred have been derived from the accounting records of Laserscope and AMS using the historical basis of assets and liabilities of the Business, subject to fair value adjustments to inventories, machinery and equipment and intangibles related to the acquisition of Laserscope by AMS on July 20, 2006. These combined financial statements are not intended to be a complete representation of the financial position or results of operations for the Business as a stand-alone going concern, nor are they indicative of the results to be expected from future operations of the Business.
     Management believes the assumptions and allocations underlying the Combined Statements of Assets Sold and Liabilities Transferred and the related Combined Statements of Revenues and Direct Operating Expenses are reasonable and appropriate under the circumstances. The expenses and cost allocations have been determined on a basis that Laserscope, AMS and we consider to be a reasonable reflection of the utilization of services provided or the benefit received by us during the periods presented.
However, the amounts recorded for these transactions and allocations are not necessarily representative of the amounts that would have been reflected in the financial statements had the Business been an entity that operated independently of Laserscope and AMS. Consequently, the Business’ future results of operations after separation from Laserscope and AMS will include costs and expenses for the Business to operate as a business unit of Iridex Corporation, and these costs and expenses may be materially different than the Business’ historical results of operations and financial position. Accordingly, the financial statements for these periods are not indicative of the Business’ future results and financial position.
2. Summary of Significant Accounting Policies
Principles of combination (Predecessor and Successor)
     All significant intra-company transactions within the Business have been eliminated. All intra-company transactions are considered to be effectively settled for cash at the time the transaction is recorded. Certain assets and liabilities of our Business, which are included in these statements, may, or may not be indicative of our Business on a stand-alone basis or as an operating unit of Iridex.
Use of estimates
     Preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.
Trade accounts receivable
     Trade accounts receivable are typically unsecured and are derived from revenues earned from customers. We assess the credit worthiness of our customers prior to making a sale in order to mitigate the risk of loss from customers not paying us. However, to account for the possibility that a customer may not pay us, we maintain an allowance for doubtful accounts. We estimate losses based on the overall business climate, our accounts receivable aging profile, and an analysis of the circumstances associated with specific accounts which are past due.
Inventories
     Inventories are valued at the lower of cost, determined on a first-in, first-out (FIFO) basis, or market value. Work in progress and finished goods include direct labor and overhead costs attributable to the goods manufactured. The Business includes demonstration units held for sale within inventories. The Predecessor business carried the demonstration units at cost less amortization over their estimated economic life of four years. On July 20, 2006, in connection with the acquisition of Laserscope, the Successor revalued the demonstration units at fair market value and revised the estimated economic lives to ten years. Amortization expense related to demonstration units is recorded in cost of products and reflects the physical deterioration, usage and obsolescence of the products. Proceeds from the sale of demonstration units are recorded as revenue and all costs incurred to refurbish the systems prior to sale are charged to cost of products.
     We maintain reserves for our estimated obsolete or unmarketable inventory. Inventory reserves are recorded when conditions indicate that the selling price may be less than cost due to factors such as estimates about future demand, reductions in selling prices, physical deterioration, usage and obsolescence. The reserves are equal to the difference between the cost of inventory and the estimated market value. Once established, the original cost of the inventory less the related inventory reserve represents the new cost basis of such products. Reversal of these reserves is recognized only when the related inventory has been scrapped or sold.
Machinery and equipment
     Prior to July 20, 2006 the Predecessor business recorded machinery and equipment at cost less accumulated depreciation and amortization. The Predecessor depreciated machinery and equipment principally using accelerated methods over estimated useful lives of three to seven years. On July 20, 2006, in connection with the acquisition of Laserscope, the Successor revalued the machinery and equipment at fair market value and revised the estimated useful lives to ten years. Depreciation was recorded on a straight-line basis over the assets’ remaining useful life from original acquisition date. Maintenance and repairs are charged to operations as incurred.
Goodwill and Intangible Assets
     Goodwill represents the excess of the purchase price paid over the fair value of tangible and identifiable intangible net assets acquired in business combinations. We perform an annual assessment of our goodwill, or earlier if an event occurs or circumstances change that would reduce the fair value of the Business below its carrying amount, as prescribed by Statement of Financial Accounting Standards (SFAS) No. 142. No impairment charges were recorded as of December 30, 2006 (Successor) and December 31, 2005 (Predecessor).
     When we acquire another business, the purchase price is allocated, as applicable, between in-process research and development (IPR&D), other identifiable intangible assets, tangible assets, and goodwill as required by U.S. generally accepted accounting principles. IPR&D is defined as the value assigned to those projects for which the related products have not received regulatory approval, have no alternative future use, and is immediately expensed. The amount of the purchase price allocated to intangible assets is determined by estimating the future cash flows of each project or technology and discounting the net cash flows back to their present values. The discount rate used is determined at the time of acquisition in accordance with accepted valuation methods. Costs related to manufacturing, distribution and marketing of the products are included in the projections. Also included are the expected research and development and clinical and regulation expenses projected to be incurred to bring the product to market.
     Goodwill is the excess of the purchase price over the fair value of the tangible and identifiable intangible net assets, including IPR&D, of acquired businesses. Under SFAS 142, Goodwill and Other Intangible Assets, goodwill and other intangible assets with indefinite-lives are not amortized, but are assigned to the Business and tested for impairment annually or earlier if an event occurs or circumstances change that would reduce the fair value of the Business below its carrying amount. Intangible assets not deemed to have an indefinite-life are amortized over their estimated useful lives.
     The first step of the impairment test for goodwill compares the fair value of a reporting unit with its carrying amount, including goodwill and other indefinite lived intangible assets. If the fair value is less than the carrying amount, the second step determines the amount of the impairment by comparing the implied fair value of the goodwill with the carrying amount of that goodwill. An impairment charge is recognized only when the calculated fair value of a reporting unit, including goodwill and indefinite lived intangible assets, is less than its carrying amount.
     Intangible assets include a technology license and other intellectual property for use in certain laser and light-based systems. They are amortized using the straight-line method over their respective estimated useful lives, generally five years.
Warranty
     We provide for the estimated cost of product warranties at the time revenue is recognized. We estimate the cost of our future warranty obligation based on actual material usage and service delivery costs experienced in correcting product warranty failures over the preceding twelve months.
Customer Contract Liabilities
     The customer contract liabilities represent the historical carrying amount of deferred revenue resulting from the unfulfilled commitments related to service contracts, product incentives, installation and training. The risk and obligations related to such customer contracts transferred to Iridex in connection with the sale of the Business in January 2007 (see Note 15, “Subsequent Events”).
Revenue recognition
     The Aesthetics Business revenue is primarily comprised of the sale and rental of laser equipment and instrumentation, and service and parts revenue. The Business recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 104, “Revenue Recognition in Financial Statements” (“SAB 104”). Under this standard the following four criteria must be met in order to recognize revenue:
     1) Persuasive evidence of an arrangement exists;

     2) Delivery has occurred or services have been rendered;
     3) Our selling price is fixed or determinable; and
     4) Collectibility is reasonably assured.
     The four revenue recognition criteria and other revenue related accounting pronouncements are applied to our sales as described in the following paragraphs.
     In international regions outside of the United Kingdom and France, the Business utilizes distributors to market and sell the Business’ products. We recognize revenues upon shipment for sales to these independent, third party distributors provided that we have no continuing obligations subsequent to shipment. Generally, the Business’ distributors are responsible for all marketing, sales, installation, training and warranty labor coverage for our products. The Business’ standard terms and conditions do not provide price protection or stock rotation rights to any of our distributors. In addition, our distributor agreements do not allow the distributor to return or exchange products and the distributors are obligated to pay us for the sale regardless of whether the distributor is able to resell the product.
     Historically, we have allowed the return of a small number of lasers, and as of December 30, 2006, and December 31, 2005 we have recorded an allowance to cover such laser returns as a direct reduction to revenues. In addition, we are usually willing to accept returns of small-dollar accessories if the customer ordered the wrong part or quantity. The return of small-dollar accessories has an insignificant impact on revenue. We are able to make reasonable estimates of future returns based upon historical return rates and therefore we recognize revenue on all products as they are shipped, provided that SAB 104 criteria have been met. Returns have an insignificant impact on revenue as historical return rates have been low.
     Certain sales of lasers have post-sale obligations of installation and advanced training. These obligations are fulfilled after product shipment, and in these cases, we recognize revenue in accordance with the multiple element accounting guidance set forth in Emerging Issues Task Force (“EITF”) No. 00-21, “Revenue Arrangements with Multiple Deliverables.” When we have objective and reliable evidence of fair value of the undelivered elements we defer revenue attributable to the post-shipment obligations and recognize such revenue when the obligation is fulfilled. Otherwise we defer all revenue until all elements are delivered.
     We provide incentives to customers that are accounted for under EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor’s Products)”. Customers are not required to provide documentation that would allow us to reasonably estimate the fair value of the benefit received and we do not receive an identifiable benefit in exchange for the consideration. Accordingly, the incentives are recorded as a reduction of revenue.
     We occasionally provide consideration (in the form of cash or free products) to customers in exchange for training services provided by such customers. Such consideration is treated as a sales and marketing expense and not as a reduction of revenue, because we receive an identifiable benefit and we can reasonably estimate the fair value of that benefit, based upon external market rates for similar training and physicians’ services.
     Service revenues are related to the provision of repair and maintenance services under various types of arrangements. For customers who purchase fixed price service contracts, we recognize service revenue on a straight-line basis over the term of the contract. Payments received in advance of services performed, normally for purchases of service contracts by our customers for a specified period, are initially recorded as customer contract liabilities. For customers without service contracts, we recognize service revenue when we provide service. We record spare parts revenue upon shipment of the parts.
     For all types of revenue we asses the credit worthiness of all customers in connection with their purchases. We only recognize revenue when collectibility is reasonably assured.
Shipping and handling costs
     Shipping and handling costs charged to customers are included in revenues, net and the associated expense is included in cost of products and services sold in the Combined Statements of Revenues and Direct Operating Expenses.

Research and development expense
     Costs related to research, design and development of products are charged to research and development expense as incurred. The types of costs included in research and development expenditures include salaries, contractor fees, building costs, utilities, clinical evaluation, and material costs.
Advertising expense
     Advertising costs are expensed as incurred. Advertising costs were not significant for the period July 20, 2006 to December 30, 2006 (Successor) and the period January 1, 2006 to July 19, 2006 and for the years ended December 31, 2005 and 2004 (Predecessor).
Share-based compensation
     Prior to the acquisition of Laserscope by AMS on July 20, 2006, our employees participated in the Laserscope share-based compensation plans. Prior to January 1, 2006 we accounted for share-based employee compensation arrangements, based on Laserscope’s stock, using the intrinsic value method in accordance with the provisions of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” (“APB 25”) and Financial Accounting Standards Board (“FASB”) Interpretation No. 44 (“FIN 44”), Accounting for Certain Transactions Involving Stock Compensation — an Interpretation of APB No. 25. and complied with the disclosure provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Share-based Compensation,” as amended by SFAS No. 148, “Accounting for Share-based Compensation — Transition and Disclosure Amendment of SFAS No, 123.” Under APB 25, compensation expense is based on the difference, if any, on the date of grant, between the fair value of Laserscope’s stock and the exercise price. Employee share-based compensation was amortized on a straight-line basis over the vesting period of the underlying options. SFAS No. 123 defines a “fair value” based method of accounting for an employee stock option or similar equity instrument. The Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS No. 123 and EITF Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services” (“EITF Issue No. 96-18”).
     On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, or SFAS 123(R), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including stock options and employee stock purchases related to the Employee Stock Purchase Plan based on fair values. In accordance with the modified prospective transition method used in adopting SFAS 123(R), the Business’ financial statements for prior periods have not been restated to reflect, and do not include, the impact of SFAS 123(R).
     Share-based compensation expense recognized is based on the value of the portion of share-based payment awards that is ultimately expected to vest. Share-based compensation expense recognized in the Combined Statements of Revenues and Direct Operating Expenses for the period January 1, 2006 to July 19, 2006 was $171,000 and includes compensation expense for share-based payment awards granted prior to, but not yet vested as of December 31, 2005 based on the grant date fair value estimated in accordance with the pro forma provisions of SFAS 123 and compensation expense for the share-based payment awards granted subsequent to December 31, 2005 based on the grant date fair value estimated in accordance with the provisions of SFAS 123(R). Compensation expense is based upon share-based payments that are expected to vest. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
     On July 20, 2006, Laserscope’s shareholders approved a tender offer from AMS and agreed to accelerate the vesting of all outstanding unvested options. The options of our employees under the Laserscope share-based plans became fully vested on July 20, 2006, the date that the transaction closed. The options were immediately exercised into shares of common stock and settled by AMS in connection with its acquisition of Laserscope. The consideration for the options formed part of AMS’ purchase consideration for Laserscope. During the period from July 20 to December 30, 2006, employees of Laserscope did not receive or vest in any share-based payment awards, and accordingly there was no share-based compensation expense recorded by the Business during this period.
Foreign Currency Translation
     We have a foreign business in France which sells to customers in France, and we also have a business in the United Kingdom which sells to customers in all of Europe, except France. Sales are denominated in United States Dollars except for sales in the United Kingdom and France, which are denominated in British Pound Sterling and Euro, respectively. In preparing our combined financial statements, we are required to translate the financial statements of the foreign business from the currency in which they keep their accounting records into United States Dollars. Based on the criteria of SFAS No. 52 “Foreign Currency Translation” our British and French businesses maintain their accounting records in their functional currencies which are also their local currencies, the British Pound Sterling and the Euro respectively. We are primarily located in the United States. Therefore, all assets and liabilities of the British and French business’ are translated into United States Dollars using current exchange rates, and revenue and expenses are translated using average exchange rates in effect during each period.
Litigation
     At the end of each accounting period, we review all outstanding legal matters. If we believe it is probable that we will incur a loss as a result of the resolution of a legal matter and we can reasonably estimate the amount of the loss, we record our best estimate of the potential loss. New developments in legal matters can cause changes in previous estimates and result in significant changes in loss accruals. If current legal matters are resolved in a manner unfavorable to us, they could have a material adverse impact on our financial results, financial position, or future cash flows.
3. Purchase Accounting for Acquisition of Laserscope by AMS
     On July 20, 2006, AMS acquired Laserscope. AMS accounted for its acquisition of Laserscope in accordance with SFAS 141, “Business Combinations”. Accordingly, the aggregate Laserscope purchase price was allocated to the assets acquired and liabilities assumed based on AMS’s estimated fair values at the date of acquisition. These financial statements reflect the “push-down” of the effect of the acquisition of Laserscope by AMS and the creation of a new basis of accounting. The fair value of the identifiable tangible and intangible assets and goodwill, net of liabilities assumed, pushed-down to the Aesthetics Business as at July 20, 2006, consisted of the following:

Customer relationships	$7,596
Developed and core technology	9,482
Trademarks	828

Total intangible assets	17,906
Tangible assets acquired, net of liabilities assumed	12,556
Goodwill	4,538

Estimated fair value of the Aesthetics Business identifiable and intangible assets and goodwill, net of cash acquired and liabilities assumed	$35,000

     The determination of the portion of the purchase price allocated to Laserscope’s customer relationships, developed and core technology and trademarks was based on our forecasted cash inflows and outflows and using an excess earnings method to calculate the fair value of assets purchased. We are responsible for these estimated values, and we considered other factors including an independent valuation of our assumptions. Tangible assets acquired, net of liabilities assumed, were stated at fair value at the date of acquisition based on management’s assessment and third party appraisals.
4. Inventories
     Inventories consisted of:

	Successor	Predecessor
	December 30,	December 31,
	2006	2005

Raw materials	$5,028	$5,581
Work-in-process	1,503	931
Finished goods	2,525	4,232

Total inventories	$9,056	$10,744

In accordance with the product supply agreement entered into between AMS and Iridex, the raw materials and work-in-process will be transferred to Iridex during the manufacturing transition period not to exceed nine months (see Note 15 “Subsequent Events”).

5. Machinery and Equipment
     Machinery and equipment consisted of:

	Successor	Predecessor
	December 30,	December 31,
	2006	2005

Capitalized laser systems	$242	$485
Capitalized testing equipment	351	—
Service toolkits	51	85
Office equipment and furniture	386	372

	1,030	942
Less accumulated depreciation	(347)	(440)

Total machinery and equipment	$683	$502

     The Combined Statements of Revenues and Direct Operating Expenses includes depreciation expense of $80 for the period July 20, 2006 to December 30, 2006 (Successor), $406 for the period January 1, 2006 to July 20, 2006, and $378 and $411 for the years ended December 31, 2005 and 2004 (Predecessor), respectively.
6. Goodwill
     Predecessor goodwill of $655 at December 31, 2005, comprised the Aesthetics Business goodwill arising on the acquisition of the remaining 25% minority interest in Laserscope France S.A. in September 2001. The Business reviewed the goodwill for impairment in accordance with SFAS No. 142, and concluded that no impairment charge was necessary during the period from January 1, 2004 up to July 20, 2006.
     Successor goodwill of $4,538 at December 30, 2006, comprises the goodwill pushed-down to the Aesthetics Business as part of the acquisition of Laserscope by AMS on July 20, 2006. (see Note 3, “Purchase Accounting for Acquisition of Laserscope by AMS “). The Business reviewed this goodwill for impairment in accordance with SFAS No. 142, and concluded that no impairment charge was necessary during the period July 20, 2006 to December 30, 2006.
7. Intangible Assets
     As discussed in Note 3, the fair value of the Aesthetics Business intangible assets acquired as part of the acquisition of Laserscope by AMS pushed-down in these financial statements amounted to $17,906. The developed core technology and trademarks are being amortized over the estimated remaining product lifecycles of one to ten years. The customer relationships are being amortized over the remaining or estimated periods of the agreements.

     The changes in the carrying amount of intangible assets are as follows:

	Successor	Predecessor
	July 20, 2006	January 1,	Predecessor
	to	2006 to	Year Ended
	December 30,	July 19,	December 31,
	2006	2006	2005

Developed and core technology	$9,482	$133	$133
Accumulated amortization	(955)	(77)	(55)

Net developed and core technology	$8,527	$56	$78

Customer relationships:
Service agreements	$5,566	$—	$—
Distribution agreement	2,030	—	—
Accumulated amortization	(430)	—	—

Net customer relationships	$7,166	$—	$—

Trademarks	$828	$—	$—
Accumulated amortization	(74)	—	—

Net trademarks	$754	$—	$—

Technology license	$—	$283	$283
Accumulated amortization	—	(69)	(30)

Net technology license	$—	$214	$253

Total intangible assets	$16,447	$270	$331

     The Combined Statements of Revenues and Direct Operating Expenses includes amortization expense on the intangible assets of $1,729 for the period July 20, 2006 to December 30, 2006 (Successor), $ 62 for the period January 1, 2006 to July 20, 2006, and $85 for the year ended December 31, 2005 (Predecessor).
8. Warranty and Service Contracts
Warranty
     We have a direct field service organization that provides service for products. We generally provide a twelve month warranty on laser systems. After the warranty period, maintenance and support is provided on a service contract basis or on an individual call basis. Our warranties and premium service contracts provide for a “99.0% Uptime Guarantee” on laser systems. Under provisions of this guarantee, at the request of the customer, we extend the terms of the related warranty or service contract if specified system uptime levels are not maintained.
     We currently provide for the estimated cost to repair or replace products under warranty at the time of sale. The cost estimate is based on warranty costs experienced in the prior 12 months, and the outstanding warranty liability is revalued on a quarterly basis.
     A summary of the warranty accrual activity is shown below:

	Successor	Predecessor
	July 20, 2006	January 1,	Predecessor
	to	2006 to	Year Ended
	December 30,	July 19,	December 31,
	2006	2006	2005

Beginning balance	$1,812	$2,126	$1,524
Add: Accruals for warranties issued during the period	631	498	2,623
Less: Settlements made during the period	(698)	(812)	(2,021)

Ending Balance	$1,745	$1,812	$2,126

9. Commitments and Contingencies
Lease Obligations
     We lease certain facilities and equipment under non-cancelable operating leases. Rent expense under these leases amounted to $137 for the period July 20, 2006 to December 30, 2006 (Successor), $206 for the period January 1, 2006 to July 20, 2006, and $265 and $684 for the years ended December 31, 2005 and 2004 (Predecessor), respectively.
     Future minimum lease payments under capital and operating leases transferable to Iridex were as follows at December 30, 2006:

Operating
Leases

2007	$328
2008	291
2009	220
2010	110
2011	79

$1,028

Indemnifications
     In the ordinary course of business, we enter into contractual arrangements under which we may agree to indemnify the third party to such arrangement from any losses incurred relating to the services they perform on our behalf or for losses arising from certain events as defined within the particular contract, which may include, for example, patents, litigation or claims relating to past performance. Such indemnification obligations may not be subject to maximum loss clauses. Historically, payments made related to these indemnifications have been immaterial.
Contingencies
     We are at times a party to legal proceedings arising in the ordinary course of its business. While it is not feasible to predict or determine the outcome of the actions brought against us, our management believes that the ultimate resolution of these claims will not ultimately have a material adverse effect on our financial position or results of operations or future cash flows. Legal fees in connection with loss contingencies are recognized as the fees are incurred.
10. Share-Based Compensation
     Our employees participated in Laserscope’s various incentive plans, including employee share-based purchase and incentive plans. Had compensation cost for share-based employee compensation arrangements been determined based on the fair value at the date of the awards consistent with the provisions of SFAS No. 123, the impact on the excess (shortfall) of revenue over direct operating expenses would be as follows:

	Predecessor	Predecessor
	Year Ended	Year Ended
	December 31,	December 31,
	2005	2004
Excess of revenue over direct operating expenses — as reported	$8,931	$3,112
Deduct: Total stock-based compensation expense determined under fair value based method for all awards, net of related tax effects	(2,752)	(1,005)

Excess of revenues over direct operating expenses — pro forma	$6,179	$2,107

     The following table summarizes activity related to the Aesthetics Business employees in the stock option plans during the period July 20, 2006 to December 30, 2006 (Successor), the period January 1, 2006 to July 19, 2006 and the years ended December 31, 2005 and 2004 (Predecessor):

	Options	Weighted Average
	Outstanding	Exercise Price
		(in dollars)
Balance, January 1, 2004 (Predecessor)	185,858	$5.27
Granted	29,600	$25.16
Exercised	(46,049)	$3.15
Canceled	—	$—

Balance, December 31, 2004 (Predecessor)	169,409	$9.32
Granted	54,500	$30.24
Exercised	(23,826)	$5.32
Canceled	(2,637)	$15.69

Balance, December 31, 2005 (Predecessor)	197,446	$15.50
Granted	13,000	$20.65
Exercised	(33,334)	$6.57
Canceled	(600)	$2.22

Balance, July 19, 2006 (Predecessor)	176,512	$17.61
Exercised	(139,312)	$13.29
Canceled	(37,200)	$33.76

Balance, December 30, 2006 (Successor)	—	$—

     Upon adoption of SFAS 123(R), we elected to value our share-based payment awards granted based on the Laserscope stock, beginning in fiscal year 2006 using the Black-Scholes option-pricing model, or the Black-Scholes model, which we previously used for the pro forma information required under SFAS 123. The determination of fair value of share-based payment awards on the date of grant using the Black-Scholes model is affected by the Laserscope stock price as well as the input of other subjective assumptions. These assumptions include, but are not limited to, the expected term of stock options and the expected stock price volatility of the Laserscope stock over the term of the awards.
     The fair value of options granted and the option component of the Employee Stock Purchase Plan shares were estimated at the date of grant using the Black-Scholes option pricing model. The assumptions used to value the option grants and purchase rights are as follows:

	Predecessor	Predecessor Year	Predecessor Year
	January 1, 2006 to	Ended	Ended
	July 19,	December 31,	December 31,
	2006	2005	2004

Risk free interest rate for options	5.09%	4.05%	3.26%
Risk free interest rate for ESPP rights	4.92%	3.85%	1.15%
Dividend yield	—	—	—
Volatility for options	66%	73%	84%
Volatility for ESPP rights	63%	55%	66%
Expected option life (in years)	3.91	4.19	4.45
Expected life for ESPP rights (in years)	0.50	0.70	0.50
     The weighted average per share grant date fair values of employee stock options granted, based on the Laserscope stock, in 2005 and 2004 were $17.02 and $16.01, respectively. The weighted average per share fair values of options granted under the ESPP in 2005 and 2004 were $11.80 and $8.79, respectively. On July 20, 2006, all outstanding Laserscope options were settled for cash at $31.00 per outstanding option based on a tender offer from AMS.

11. Employee Savings and Investment Plan
     Our employees participated in the Laserscope 401(k) savings and investment plan. Our contributions to the plan have been 50% matching of employee contributions up to 5% of each employee’s base compensation and were $39 for the period July 20, 2006 to December 30, 2006 (Successor), $39 for the period January 1, 2006 to July 19, 2006, and $74 and $98 for the years ended December 31, 2005 and 2004 (Predecessor), respectively.
12. Litigation Settlement
     Palomar Medical Technologies, Inc. (“Palomar”) disputed the method used by Laserscope for calculating the royalty to be paid on the Lyra laser system pursuant to the Patent License Agreement between Laserscope and Palomar (the “License Agreement”). Palomar also disputed Laserscope’s application of the License Agreement to the Gemini laser system, including Laserscope’s calculation of royalties due on the Gemini laser system under the License Agreement. On October 18, 2006 Laserscope entered into an agreement with Palomar to settle the dispute. Under the terms of the agreement, Laserscope was required to pay two equal installments of $1,080 to Palomar. The settlement cost of $2,177 including legal expenses of $17 related to the dispute was recorded by the Aesthetics Business during the period ended December 30, 2006.
13. Segment Information
     The Business has only one reportable segment, the Aesthetics Business.
     Revenues from sales to external customers by major geographic area were as follows:

	Successor	Predecessor
	July 20, 2006	January 1,	Predecessor	Predecessor
	to	2006 to	Year Ended	Year Ended
	December 30,	July 19,	December 31,	December 31,
	2006	2006	2005	2004
By major geographic area(1)
United States	$9,238	$12,452	$27,705	$31,246
Europe(2)	3,570	5,787	9,603	9,089
Asia Pacific(2)	1,008	261	2,538	2,221
Rest of world(2)	—	—	333	286

Total	$13,816	$18,500	$40,179	$42,842

(1)	Based on the location of the external customer.

(2)	Individual countries within each of these geographic regions represent less than 10% of total revenues.
     Locations of machinery and equipment by major geographic area were as follows:

	Successor	Predecessor
	December 30,	December 31,
	2006	2005

United States	$609	$399
France	41	88
United Kingdom	33	15

Total	$683	$502

14. Financial Instruments with Market Risks, Concentrations of Customer and Credit Risk, and Other Risks
     Our trade receivables are made up of amounts due from our health care industry customers, primarily in the United States of America, Europe and Asia Pacific. Our former United States distributor, McKesson, accounted for approximately 0%, 13%, 18% and 55% of our revenues for the period July 20, 2006 to December 30, 2006 (Successor), January 1, 2006 to July 19, 2006, and for the years ended December 31, 2005 and 2004 (Predecessor), respectively. Another customer, Henry Schein, accounted for approximately

22%, 19%, 6% and 0% of our revenues for the period July 20, 2006 to December 30, 2006 (Successor), January 1, 2006 to July 19, 2006, and for the years ended December 31, 2005 and 2004 (Predecessor), respectively. We had no other customers whose purchases were 10% or more of net revenues in the periods presented. At December 30, 2006 (Successor) and December 31, 2005 (Predecessor), McKesson’s accounts receivable balance was approximately $400 and 5% and $500 and 5%, respectively, of our total accounts receivable, and Henry Schein’s accounts receivable balance was approximately $1,500 and 20% and $1,400 and 15% respectively, of our total accounts receivable. We perform ongoing credit evaluations of our customers and maintain reserves for potential credit losses. Historically, such losses have been within our expectations.
     Certain of the components used in our laser products are purchased from single sources. These single-source suppliers are located in both the United States and overseas. While we believe that most of these components are available from alternate sources, an interruption of these or other supplies could adversely affect our ability to manufacture lasers.
15. Subsequent Events
     On January 16, 2007, our Business was sold to Iridex Corporation (Iridex) for a sale price consisting of approximately $26,000 of cash consideration, $2,000 of Iridex stock, and up to an additional $9,000 as determined by the book value of certain inventory following termination of a manufacturing transition period of approximately six to nine months. The cash consideration is subject to adjustment, based on the amounts of certain assets and liabilities at the date of the closing of the transaction. The terms of the sale includes an obligation on the part of AMS to indemnify Iridex against certain potential liabilities, including for breaches of representations and warranties made by AMS in the asset purchase agreement, for a period of twelve months.
     In conjunction with the sale of our Business, AMS entered into a product supply agreement with Iridex whereby AMS agreed to manufacture and supply to Iridex certain aesthetics devices during a transition period not to exceed nine months. During the initial six months of this agreement, Iridex will reimburse AMS for the cost to produce the products. After the initial six months, Iridex will reimburse AMS at cost plus a markup of 20 percent. Iridex may terminate this agreement at any time upon 90 days written notice. In addition, AMS also entered into an agreement with Iridex to provide administrative services at no charge during a transition period of 60 days.
     On August 14, 2007, AMS entered into a Settlement Agreement with Iridex which amends the Product Supply Agreement which was entered into at the time of acquisition to purchase at the end of such agreement, quantities of work-in-process, raw and packaging materials, or spare and replacement parts that have an aggregate book value of $4.1 million. In addition under the Settlement Agreement, Iridex will make an additional payment to AMS of approximately $1.2 million, which will be the sole and final adjustment to the purchase price. The parties have also agreed subject to certain limitations, to release each other from any claims related to indemnification, purchase price and post-closing adjustments in the Purchase Agreement as well as any amounts due under the Product Supply Agreement.